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                                                                    EXHIBIT 10.2

                                                Crosby Capital, LLC
                                                c/o Bunker Hill Associates, Inc.
                                                712 Main Street
                                                Suite 1700
                                                Houston, Texas 77002


                                 June 8, 2000


Mr. Ronald Suttill, President
Aviva America, Inc.
8235 Douglas Avenue
Suite 400
Dallas, Texas 75225

     Re:  Requested Consent and Waiver Under Loan Documents

Dear Mr. Suttill:

     As you are aware, Crosby Capital, LLC ("Crosby") acquired as of May 1, 2000 from ING (U.S.) Capital, LLC, that certain Promissory Note dated October 28, 1998 made by Neo Energy, Inc. in the original principal amount of $9,000,000 (the "ING Note"). Crosby also acquired as of May 1, 2000 from the Overseas Private Investment Corporation, an agency of the United Stated ("OPIC"), that certain Stage I Promissory Note made by Argosy Energy International dated August 12, 1994 in the original principal amount of $4,400,000 and that certain Stage II Promissory Note made by Argosy Energy International dated October 25, 1995 in the original principal amount of $4,800,000 together with all related security documents, loan documents, pledge agreements, and related rights for each (collectively, the "Loan Documents").

     Under the terms of the Loan Documents, Crosby currently has a perfected lien and security interest in, among other properties, the oil, gas and mineral interests owned by Aviva America, Inc. ("Aviva America") in the State of Louisiana, including, but not limited to Aviva America's oil and gas properties in the Breton Sound 31 field, offshore Louisiana (the "Breton Sound Properties"). Aviva America has advised Crosby that it has negotiated a Farmout Agreement with Savon Nouvelle Petroleum, Inc. ("Savon") under which Aviva America has agreed to farmout its deep rights in and to the Breton Sound Properties to Savon. A copy of the form of Farmout Agreement that has been negotiated by Aviva America with Savon is attached hereto as Exhibit A (the "Savon Farmout Agreement").

         One of the conditions set out in the Savon Farmout Agreement is that Aviva America obtain a release and/or subordination of Crosby's liens and security interest in and to the Breton Sound Properties insofar as they burden the interest to be farmed out to Savon under the terms of
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the Savon Farmout Agreement. Crosby, subject to the terms and provisions hereinafter set out, has agreed to provide a subordination of its liens and security interest in the Breton Sound Properties to the rights to be earned by Savon under the terms of the Savon Farmout Agreement. Specifically, Crosby consents to Aviva America's entry into the Savon Farmout Agreement and agrees to subordinate its liens and security interest to the interest to be earned by Savon under the terms of the Savon Farmout Agreement subject to the following terms and conditions:

     1. A Farmout Agreement in substantially the form of the Savon Farmout Agreement must be executed by Aviva America and Savon no later than August 1, 2000.

     2. Upon Savon's execution of a farmout agreement in substantially the form attached hereto as Exhibit A on or before August 1, 2000, Crosby agrees to execute and deliver to Savon its commitment to subordinate its liens and security interest to the rights to be earned by Savon under the terms of the Savon Farmout Agreement, said agreement to be in substantially the form of the letter agreement attached hereto as Exhibit B.

     3. To the extent that Aviva America's entry into the Savon Farmout Agreement in accordance with the terms and provisions of this consent violates any of the covenants or agreements of Aviva America or any of its affiliates under any of the Loan Documents, Crosby hereby waives such violations for the sole purpose of authorizing Aviva America to enter into the Savon Farmout Agreement and the execution of any documentation necessary to effect that transaction. Except as set forth in the immediately preceding sentence, Aviva America hereby agrees, on its own behalf and on behalf of its affiliates, that such waiver does not constitute a waiver of, or a consent to, any present or future violation of or noncompliance with any provision of the Loan Documents or a waiver of Crosby to insist upon future compliance with each term, covenant, condition and provision of the Loan Documents.

     This consent and waiver may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one in the same instrument.

     Please indicate in the appropriate space provided below your agreement to the terms and conditions of this consent and waiver. This consent and waiver shall not be of any force and effect until such time as Crosby has received your written agreement thereto in the space provided below.
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                                       Very truly yours,

                                       CROSBY CAPITAL, LLC


                                       By:  /s/ Jay A. Chaffee
                                            ------------------

                                       Name: Jay A. Chaffee
                                             --------------

                                       Title: President
                                              -------------

AGREED TO AND ACCEPTED THIS 8th day of June, 2000.
                            ---

AVIVA AMERICA INC.



By: /s/ R. Suttill
    ---------------------------------
        Ronald Suttill, President